Versant Media Reports First Quarter 2026 Operating and Financial Results

•Revenue of $1.69 Billion
•Net Income Attributable to Versant of $286 Million
•Adjusted EBITDA of $704 Million1
•Repurchased $100 Million Class A Shares Under $1 Billion Repurchase Authorization
•Declared Second Quarterly Cash Dividend of $0.375 Per Share
•Announced Planned $100 Million Accelerated Share Repurchase Transaction

NEW YORK, NY – May 14, 2026. Versant Media Group, Inc. (Nasdaq: VSNT) (the “Company”) today reported operating and financial results for the first quarter of 2026. The Company delivered strong results in the first quarter of 2026, driven by continued growth in its Platforms business and disciplined execution across its portfolio.

“Our first quarter as an independent company marks an important milestone for Versant and reflects a solid start to the year,” said Mark Lazarus, Chief Executive Officer. “From day one, our teams have operated with urgency and delivered strong financial results, exceptional audience engagement, and impressive momentum in our Platforms business. We are executing our strategy by extending the reach of our brands, deepening our connection with audiences, and scaling our digital platforms. This performance across Platforms and our core brands reinforces our confidence in evolving the business over time and delivering long-term shareholder value.” Lazarus said.

“Our first quarter results demonstrate the durability of our operating model, with robust profitability and Free Cash Flow generation,” said Anand Kini, Chief Financial Officer and Chief Operating Officer. “We are driving growth in our Platforms while maintaining a sharp focus on efficiency. Consistent with our disciplined capital allocation framework, we returned $100 million to shareholders during the quarter through share repurchases under our existing authorization and today declared our second quarterly cash dividend of $0.375 per share. This morning we also announced a planned $100 million accelerated share repurchase transaction, further underscoring our focus on returning capital to shareholders, while maintaining a strong balance sheet and investing to evolve our business.”

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1 Adjusted EBITDA presented in this release is a non-GAAP financial measure. Further information and reconciliation to the most comparable GAAP measure can be found under Table 4 below.

Business Highlights: In the first quarter of 2026, Versant executed against its strategic priorities: winning with premium content, extending the reach of its brands, and accelerating the growth of its digital platforms, driving continued progress across the business.

Business News and Personal Finance: CNBC built on its leadership in the quarter, highlighted by its coverage of the 56th World Economic Forum in Davos. Viewership among key demographics increased more than 50% during the week, delivering CNBC’s largest Davos audience in five years. The network also optimized its Business Day programming lineup, including the launch of “Morning Call,” and enhanced its digital capabilities with the acquisition of StockStory, an AI-driven financial insights platform supporting the next phase of its direct-to-consumer strategy.

Political News and Opinion: MS NOW delivered its most-watched quarter since 2024, with double-digit growth in total day and prime-time viewers across key demographics. In the first quarter, the network reached an average of over 30 million viewers weekly. Audiences watched an average of nine hours weekly, among the highest engagement across all television networks. This momentum extended to digital, where MS NOW delivered its strongest first quarter on record, generating over 1.6 billion views across YouTube and TikTok combined year-to-date, alongside continued growth in digital publishing and podcasts, with original podcast downloads up more than 60% year-over-year.

Golf: During the quarter, Golf Channel continued to build on its leadership position as the #1 golf media outlet, driven by strong early-season engagement. The PGA Tour kicked off a standout season, with Golf Channel drawing its largest audience for The Players Championship in two decades and reaching 13.5 million unique viewers during Masters week as the go-to source for news and post-round analysis. Beyond Pay TV, GolfNow generated robust growth across its services, including tee time bookings and payment processing, while GolfPass—boosted by its partnership with Rory McIlroy— in the first quarter reached the highest number of subscribers ever.

Sports and Genre Entertainment: Versant delivered notable performance in its sports and entertainment portfolio for the quarter, highlighted by coverage of the Milan Cortina Olympics across USA Network and CNBC. This coverage reached approximately three-quarters of U.S. Pay TV households and delivered the largest Olympics audience in USA Network history. The Company also continued to build momentum in women’s sports, with the first season of League One Volleyball delivering record viewership, including the most-watched match in league history, and recently kicking off WNBA season coverage. In addition, Versant demonstrated the value of its content library through the licensing of “Keeping Up with the Kardashians” and other library titles, and delivered strong results across its entertainment brands, including “E! Live from the Red Carpet,” which doubled viewership year-over-year across key events.

Platforms: Platforms delivered high single-digit growth in the quarter, driven by GolfNow and Fandango. The Company integrated INDY Cinema, now rebranded as Fandango1, expanding Fandango’s value proposition to cinema operators. Versant also strengthened its digital capabilities with the acquisition of StockStory and continued to advance its direct-to-consumer initiatives across MS NOW, CNBC, and the Fandango AVOD offering.

First Quarter 2026 Financial Results

	Three Months Ended March 31,
	2026	2025	Change
	(in millions)
Revenue:
Linear distribution	$1,006	$1,085	(7.3)%
Advertising	368	388	(5.2)%
Platforms	192	176	9.5%
Content licensing and other	121	57	113.5%
Total revenue	$1,687	$1,706	(1.1)%
Net income attributable to Versant	$286	$367	(22.1)%
Adjusted EBITDA[1]	$704	$757	(7.0)%
Standalone Adjusted EBITDA[1]		$672	4.8%
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1 Adjusted EBITDA and Standalone Adjusted EBITDA presented in this release are non-GAAP financial measures. Standalone Adjusted EBITDA and growth rate compared to Adjusted EBITDA have been included for comparative purposes only. Further information and reconciliations to the most comparable GAAP measures can be found under Table 4 below.
Total Revenue of $1,687 million representing a decline of 1.1% compared to the same period in 2025.
•Linear Distribution revenue declined 7.3% in the first quarter, primarily due to subscriber declines, partially offset by contractual rate increases.
•Advertising revenue declined 5.2% in the first quarter, driven primarily by decreases at the Company's networks due to ratings declines.
•Platforms revenue increased 9.5% primarily due to higher revenue at Fandango from movie ticketing purchases, video-on-demand transactions and Fandango1, as well as higher bookings, payments and subscription revenue at GolfNow.
•Content licensing and other revenue increased primarily due to the timing of content licensing agreements, which includes a large agreement for Keeping up with the Kardashians and other titles that were recognized in the current quarter.
Net Income of $286 million decreased $81 million, compared to the prior year quarter, primarily due to lower revenue, higher public company costs, and interest expense following the separation from Comcast, partially offset by lower taxes due to the decrease in pre-tax income.
Adjusted EBITDA of $704 million decreased 7.0% compared to the prior year quarter. Compared to Standalone Adjusted EBITDA in the prior year quarter, Adjusted EBITDA increased 4.8%. The increase reflects lower entertainment programming expenses and reduced selling, general and administrative costs, which offset revenue declines, as well as higher costs related to content licensing agreements in the current quarter.
Net cash provided by operating activities was $585 million and Free Cash Flow2 was $558 million in the first quarter of 2026.

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2 Free Cash Flow presented in this release is a non-GAAP financial measure. Further information and reconciliation to the most comparable GAAP measure can be found under Table 4 below.

Dividends and Share Repurchase Program
The Board of Directors declared the Company’s first quarterly cash dividend of $0.375 per share, which was paid on April 22, 2026, to shareholders of record as of the close of business on April 1, 2026. On May 14, 2026, the Board of Directors declared the second quarterly cash dividend of $0.375 per share, payable on July 22, 2026, to shareholders of record as of the close of business on July 1, 2026.
During the first quarter of 2026, the Company repurchased 2,694,125 shares of Class A common stock, with a remaining authorization of approximately $900 million as of March 31, 2026.
The Company today announced that it expects to enter into a $100 million accelerated share repurchase agreement (“ASR Agreement”), commencing May 15, 2026, to repurchase $100 million shares of Class A common stock under the Company's stock repurchase program. The Company anticipates completing the transaction during the second quarter of fiscal 2026.
Basis of Presentation
The interim condensed consolidated and combined financial statements have been prepared in accordance with GAAP and pursuant to the rules and regulations of the SEC.
For the prior year periods presented in the combined financial statements prior to our separation from Comcast on January 2, 2026 (the "Separation") included in this report, the Versant businesses operated as part of Comcast’s Media segment. As such, the prior year combined financial statements were derived from Comcast’s historical accounting records as if Versant operations had been conducted independently from Comcast, and reflect our assets, liabilities, revenues and expenses on a historical cost basis. The prior year historical financial statements were prepared using allocations and carve-out methodologies for the periods prior to the Separation, using assumptions that management believed to be reasonable. Accordingly, the combined financial statements herein for periods prior to the Separation from Comcast may not be indicative of our future performance, do not necessarily include the actual expenses that would have been incurred by us, and may not reflect our results of operations, financial position, and cash flows had we been a separate, standalone company during the historical periods presented.
Conference Call and Other Information
The Company will host a conference call on May 14, 2026, at 8:00 a.m. ET. A live webcast of the call and related presentation materials will be available on the Company’s Investor Relations website at www.versantmedia.com/investors. Following the conference call, an audio replay will also be made available on the Investor Relations website.
For additional information about Versant, including SEC filings, please visit the Investor Relations website at www.versantmedia.com/investors or www.versantmedia.com.

Investor Contacts:
Wylie Collins	Wylie.Collins@VersantMedia.com
Natalie Candela	Natalie.Candela@VersantMedia.com

Press Contacts:
Keith Cocozza	Keith@VersantMedia.com
Hollie Tracz	Hollie.Tracz@VersantMedia.com

Caution Concerning Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “would,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “opportunity,” “strategy,” “future,” “goal,” “commit,” or “continue,” the negative of these terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events and reflect our beliefs regarding such future events and do not represent historical facts or statements of current condition. In evaluating these statements, readers should consider various factors, including the risks and uncertainties we describe in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, and other reports filed with the Securities and Exchange Commission (SEC). Factors that could cause our actual results to differ materially from these forward-looking statements include changes in and/or risks associated with: the competitive environment; consumer behavior; distribution agreements; the advertising market; our brands and reputation; consumer acceptance of our content; growth of our digital platforms; use and protection of our intellectual property; cyber-attacks or incidents, information or security breaches or technology disruptions; weak economic conditions; personnel; labor disputes; laws and regulations; network rebrands; adverse decisions in litigation or governmental investigations; investments and acquisitions; our separation from Comcast Corporation; obligations associated with being a public company; our indebtedness; and other risks described from time to time in reports and other documents we file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made, and involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. The amount and timing of any dividends and share repurchases are subject to business, economic and other relevant factors.
About Versant Media Group, Inc.
Versant Media Group, Inc. (NASDAQ: VSNT) is an industry-changing media and entertainment business and home to trusted brands that shape culture, inform audiences, and build lasting connections. It operates in four core markets: political news and opinion; business news and personal finance; golf; and sports and genre entertainment. These markets are served through a powerful portfolio of iconic and innovative brands, including MS NOW, CNBC, USA Network, Golf Channel, E!, SYFY and Oxygen, and complementary digital platforms Fandango, Rotten Tomatoes, GolfNow and GolfPass. Visit www.versantmedia.com for more information.

TABLE 1 Condensed Consolidated and Combined Statements of Income (Unaudited)
	Three Months Ended March 31,
	2026	2025
	(in millions)
Revenue	$1,687	$1,706
Costs and expenses
Costs of revenue (exclusive of depreciation and amortization)	638	654
Selling, general and administrative	351	307
Depreciation and amortization	256	245
Total costs and expenses	1,245	1,207
Operating income	442	499
Interest expense	(52)	—
Investment and other income, net	8	—
Income before income taxes	398	499
Income tax expense	(112)	(132)
Net income	286	367
Less: Net income attributable to noncontrolling interests	—	—
Net income attributable to Versant	$286	$367

Basic earnings per common share attributable to Versant shareholders	$1.99	$2.55
Diluted earnings per common share attributable to Versant shareholders	$1.99	$2.55

TABLE 2 Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)
	Three Months Ended March 31,
	2026	2025
	(in millions)
Operating Activities
Net income	$286	$367
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	256	245
Share-based compensation	17	3
Noncash interest expense	3	—
Deferred income taxes	(103)	(37)
Changes in operating assets and liabilities:
Current and noncurrent receivables, net	(391)	(81)
Content costs, net	70	35
Accounts payable	127	(33)
Other operating assets and liabilities	320	(23)
Net cash provided by operating activities	585	478
Investing Activities
Capital expenditures	(27)	(21)
Acquisitions of businesses and investments	(145)	—
Other	—	(2)
Net cash used in investing activities	(172)	(23)
Financing Activities
Proceeds from borrowings	1,973	—
Repurchases of common stock under repurchase program and employee plans	(100)	—
Net transfers to Comcast	(2,250)	(454)
Settlement payment from NBCUniversal	70	—
Other	(2)	(3)
Net cash used in financing activities	(309)	(458)
Increase (decrease) in cash, cash equivalents and restricted cash	104	(3)
Cash and cash equivalents and restricted cash, beginning of year	1,092	8
Cash and cash equivalents, end of period	$1,196	$5

TABLE 3 Condensed Consolidated and Combined Balance Sheets (Unaudited)
	March 31,	December 31,
	2026	2025
	(in millions)
Assets
Current Assets:
Cash and cash equivalents	$1,193	$55
Restricted cash	—	1,034
Receivables, net	1,193	1,151
Assets held for sale	181	196
Other current assets	82	66
Total current assets	2,650	2,502
Content costs	584	539
Investments	241	214
Property and equipment, net of accumulated depreciation of $611 million and $615 million	424	423
Intangible assets, net of accumulated amortization of $8,949 million and $8,848 million	713	924
Goodwill	7,707	7,611
Other noncurrent assets, net	187	120
Total assets	$12,506	$12,333
Liabilities and Equity
Current Liabilities:
Accounts payable	$283	$151
Deferred revenue	77	163
Accrued content obligations	180	105
Accrued employee costs	84	62
Current portion of long-term debt	83	—
Accrued expenses and other current liabilities	434	141
Total current liabilities	1,140	622
Deferred income taxes	115	191
Noncurrent content obligations	74	72
Long-term debt	2,869	983
Other noncurrent liabilities	163	63
Commitments and contingencies
Equity:
Preferred stock, no par value — authorized 20 million shares; none issued as of March 31, 2026	—	—
Class A common stock, $0.01 par value — authorized 7.5 billion shares; issued and outstanding 141,103,811 shares as of March 31, 2026	1	—
Class B common stock, $0.01 par value — authorized 75 million shares; issued and outstanding 377,775 shares as of March 31, 2026	—	—
Additional paid-in capital	7,806	—
Retained earnings	231	—
Net Comcast investment	—	10,299
Accumulated other comprehensive loss	(4)	(7)
Total equity attributable to Versant	8,034	10,292
Noncontrolling interests	110	110
Total equity	8,145	10,402
Total liabilities and equity	$12,506	$12,333

TABLE 4 Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our business as well as to assist in the evaluation of underlying trends in our business. This measure eliminates the significant level of noncash depreciation and amortization expense that results from property and equipment and intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, and by our investment activities, including the impacts of entities that we do not consolidate, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our operating performance and to allocate resources. It is also a significant performance measure in our annual incentive compensation programs. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.
We define Adjusted EBITDA as net income attributable to Versant before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any. From time to time, we may exclude from Adjusted EBITDA the impact of certain other events, gains, losses or other charges that affect the period-to-period comparability of our operating performance.
Standalone Adjusted EBITDA
Standalone Adjusted EBITDA is a non-GAAP financial measure used in periods prior to the Separation to measure the operational strength and performance of our business as well as to assist in the evaluation of underlying trends in our business. Consistent with Adjusted EBITDA, this measure eliminates noncash depreciation and amortization expense and is unaffected by our capital and tax structures and by our investment activities, as our management excludes these results when evaluating our operating performance. Standalone Adjusted EBITDA also includes estimated incremental costs of operating as a standalone company following the Separation. We use Standalone Adjusted EBITDA and believe this measure is useful to investors because it provides an estimate of our operating performance giving effect to the Separation and related transactions and additional costs that we expect to incur as a standalone company for the periods presented, and is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Standalone Adjusted EBITDA may not be directly comparable to similar measures used by other companies.
We define Standalone Adjusted EBITDA as net income attributable to Versant before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any, and further adjusted to give effect to estimated incremental costs of commercial agreements with Comcast and estimated additional costs we expect to incur as a standalone company in certain of our corporate administrative, facilities and support functions. From time to time, we may exclude from Standalone Adjusted EBITDA the impact of certain events, gains, losses or other charges that affect the period-to-period comparability of our operating performance. Standalone Adjusted EBITDA is presented for informational purposes only and does not purport to represent what our results of operations actually would have been had we operated as a standalone company for the periods presented or to project our financial performance for any future period. Standalone Adjusted EBITDA is based on available information, estimates and assumptions, which we believe are reasonable, although actual future results will differ from the amounts presented.

Reconciliation from Net Income Attributable to Versant to Adjusted EBITDA and Standalone Adjusted EBITDA (Unaudited)
	Three Months Ended March 31,
	2026	2025
	(in millions)
Net income attributable to Versant	$286	$367
Net income attributable to noncontrolling interests	—	—
Income tax expense	112	132
Investment and other income, net	(8)	—
Interest expense	52	—
Depreciation and amortization	256	245
Adjustments for transaction and transaction-related costs (1)	5	12
Adjusted EBITDA	$704	$757
Incremental costs of commercial agreements with Comcast (2)		(45)
Incremental costs of corporate administrative, facilities and support functions (3)		(40)
Standalone Adjusted EBITDA		$672
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(1)Transaction costs are incremental costs directly related to effectuating the Separation and primarily include legal, audit and advisory fees. Transaction-related costs are incremental costs incurred in anticipation of the Separation and primarily include IT separation and implementation costs, advisory fees and other one-time costs.

	Three Months Ended March 31,
	2026	2025
	(in millions)
Transaction costs	$2	$11
Transaction-related costs	3	1
Total transaction and transaction-related costs	$5	$12
(2)Amounts represent incremental costs of commercial agreements entered into with Comcast in connection with the Separation and primarily relate to the commercial services agreement for the sale and use of our advertising and promotional inventory.
(3)Amounts represent estimated incremental costs related to corporate administrative, facilities and support functions and primarily include the recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities and insurance. Amounts were determined by comparing expected costs to amounts in the combined statements of income, inclusive of allocation for centralized functions within Comcast and allocations of costs for the use of shared assets.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we believe provides a meaningful measure of liquidity and a useful basis for assessing our ability to repay debt, make strategic acquisitions and investments, and return capital to investors through stock repurchases and dividends. It is also a significant performance measure in our annual incentive compensation programs. Additionally, we believe Free Cash Flow is useful to investors as a basis for comparing our performance and coverage ratios with other companies in our industries, although our measure of Free Cash Flow may not be directly comparable to similar measures used by other companies. Free Cash Flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other non-discretionary payments, such as mandatory debt repayments, are not deducted from the measure.

Free Cash Flow is defined as net cash provided by operating activities, reduced by capital expenditures. From time to time, we may exclude from Free Cash Flow the impact of certain cash receipts or payments that affect comparability.

Three Months Ended March 31,
2026
(in millions)
Net cash provided by operating activities	$585
Capital expenditures	(27)
Free Cash Flow	$558